UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 14, 2013

GENERAL EMPLOYMENT ENTERPRISES, INC
(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Tower Lane, Suite 2200, Oakbrook Terrace, Illinois	60181
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(630) 954-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

General Employment Enterprises, Inc. (the “Company”) and Wells Fargo Bank, National Association (“Wells Fargo”) entered into a Fifth Amendment dated January 14 2013 (the “Fifth Amendment”) to the Account Purchase Agreement dated as of December 14, 2010 (as amended, the “Loan Agreement”).  The Fifth Amendment extended the term of the Loan Agreement to December 14, 2013.  Notwithstanding the foregoing extension, Wells Fargo may issue a written notice to the Company shortening the term of the of the Loan Agreement  to a date 60 days following such notice in the event that (i) the Company is not dismissed with prejudice from a recently brought lawsuit styled Derby Capital LLC and Derby Capital JOB LLC, as plaintiffs, vs. Trinity HR Services, LLC, et al., as defendants, a lawsuit seeking to establish relative ownership among stockholders which the Company believes it should not be a party to, (ii) the Company fails to furnish Wells Fargo its audited financial statements for its fiscal year ended September 30, 2012 by March 15, 2013 or if the results in such audited financial statements are not satisfactory to Wells Fargo in its sole discretion,  (iii) background checks of newly appointed officers of the Company are unsatisfactory to Wells Fargo in its sole discretion, or (iv) significant changes have occurred to the composition of the Company’s Board of Directors as determined by Wells Fargo in its sole discretion.

Item 2.02	Results of Operations and Financial Condition

On January 15, 2013, General Employment Enterprises, Inc. issued a press release containing information regarding status of filing Annual Report on Form 10-K and update on fiscal 2012 results.  A copy of the press release is furnished as an exhibit to this report.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release issued by General Employment Enterprises, Inc. dated January 15, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GENERAL EMPLOYMENT ENTERPRISES, INC.
(Registrant)

Date: January 16, 2013	By: /s/ Michael K. Schroering
Michael K. Schroering
Chairman of the Board and Chief Executive Officer

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